Exhibit 99.1

BRIDGE BANCORP, INC. CONTACT	HAMPTONS STATE BANK CONTACT

Kevin M. O’Connor	Ronald M. Krawczyk
President & CEO	President & CEO
631-537-1000	631-287-9500
koconnor@bridgenb.com	rkrawczyk@hamptonsbank.com
FOR IMMEDIATE RELEASE
BRIDGE BANCORP, INC. TO ACQUIRE HAMPTONS STATE BANK
BRIDGEHAMPTON AND SOUTHAMPTON, NY, FEBRUARY 8, 2011 — The Boards of Directors of Bridge Bancorp, Inc. (Nasdaq: BDGE), the holding company for Bridgehampton National Bank, and Hamptons State Bank jointly announced today a definitive merger agreement under which Bridgehampton National Bank will acquire Hamptons State Bank.
The transaction augments Bridge Bancorp’s franchise in eastern Long Island and the combined entity will serve customers through a network of 20 branches and have total assets of approximately $1.1 billion and deposits of $1.0 billion.
Under the terms of the Agreement, each share of Hamptons State Bank will be converted into 0.3434 shares of Bridge Bancorp common stock. Bridge Bancorp will issue approximately 274,000 shares, which will represent 4.1% of the total shares of Bridge Bancorp common stock to be outstanding. Based upon Bridge Bancorp’s closing stock price on February 7, 2011, the transaction value is approximately $6.3 million and represents 136% of Hamptons State Bank’s tangible book value as of December 31, 2010, and a 4.4% premium on core deposits.
The acquisition, once closed, is expected to be accretive to Bridge Bancorp’s earnings, including anticipated net cost savings, which are expected to be 35% or more of Hamptons State Bank’s current non-interest expense. Similarly, the merger is expected to be accretive to Bridge Bancorp’s book value and tangible book value.
In announcing the transaction, Kevin M. O’Connor, President and CEO of Bridge Bancorp, Inc. said, “Like Bridgehampton, Hamptons State Bank is a proud community institution built on a solid foundation of customer and community commitment. This is a natural extension of our franchise and our community and customer focus. Hamptons State Bank customers will benefit from access to an expanded network of branches and resources, while continuing to benefit from local management and decision making.”
Ronald M. Krawczyk, President and CEO of Hamptons State Bank, commenting on the Agreement said, “This transaction represents excellent value for Hamptons State Bank shareholders. I am extremely proud of our fine organization and its legacy of customer and community service. Bridgehampton National Bank is an outstanding in-market competitor sharing our passion for customer service and our dedication to improving the quality of life in the communities we serve. Our Board of Directors, in considering various strategic alternatives, placed great value on the compatibility of Bridgehampton National Bank’s culture and strategy, its leadership and attractive stock attributes.”
The acquisition, which has been unanimously approved by the boards of directors of Bridge Bancorp and Hamptons State Bank, is subject to the approval of Hamptons State Bank shareholders and the approval of bank regulatory authorities, as well as other customary conditions. The parties expect to close the transaction in the third quarter of 2011.
Bridge Bancorp was advised by the investment banking firm of Northeast Capital & Advisory, Inc. and the law firm of Luse Gorman Pomerenk & Schick, PC. Hamptons State Bank was advised by the investment banking firm of Sandler O’Neill & Partners, L.P. and the law firm of Harris Beach, PLLC.
About Bridge Bancorp
Bridge Bancorp, Inc. is a one bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, The Bridgehampton National Bank. Established in 1910, the Bank, with assets of approximately $1.0 billion, and a primary market area of the North and South Forks of Eastern Long Island, extending westward into Brookhaven and Babylon Towns, operates 19 retail branch locations. Through this branch network and its electronic delivery channels, it provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through the Bank’s wholly owned subsidiary, Bridge Abstract. Bridge Investment Services offers financial planning and investment consultation.
The Bridgehampton National Bank continues a rich tradition of involvement in the community by supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.
About Hamptons State Bank
Founded in 1997 and headquartered in Southampton, New York, Hamptons State Bank serves its customers through a single office and offers a variety of products for customers, businesses, and non-profit organizations. As of December 31, 2010, Hamptons’ total assets, deposits, and net loans were approximately $68 million, $57 million, and $40 million, respectively.

Forward Looking Statements
This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as “expects, “ “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimated,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the title abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.
Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes, including increases in FDIC insurance rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines, changes in real estate values and other factors discussed elsewhere in this report, and in other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.
Bridge Bancorp will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). Hamptons’ shareholders are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the proxy statement/prospectus, as well as other filings containing information about Bridge Bancorp, is available at the SEC’s internet site (http://www.sec.gov). Copies of the proxy statement/prospectus to be filed by Bridge Bancorp also can be obtained, when available and without charge, by directing a request to Bridge Bancorp, Inc., Attention: Howard H. Nolan, 2200 Montauk Highway, Bridgehampton, New York, 11932; (631) 537-1000.